JOINT FILING AGREEMENT

In accordance with Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of EnergyConnect Group, Inc., an Oregon corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-l(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

DATED EFFECTIVE:  September 13, 2010.

AEQUITAS MANAGEMENT, LLC

/s/ Robert J. Jesenik
By:	Robert J. Jesenik
Its:	President

AEQUITAS HOLDINGS, LLC

/s/ Robert J. Jesenik
By:	Robert J. Jesenik
Its:	President

AEQUITAS CAPITAL MANAGEMENT, INC.

/s/ Robert J. Jesenik
By:	Robert J. Jesenik
Its:	CEO

AEQUITAS COMMERCIAL FINANCE, LLC, by Aequitas Capital Management, Inc., its Manager

/s/ Robert J. Jesenik
By:	Robert J. Jesenik
Its:	CEO

CHRISTENSON LEASING COMPANY, LLC, by Aequitas Capital Management, Inc., its Manager

/s/ Robert J. Jesenik
By:	Robert J. Jesenik
Its:	Chief Executive Officer